NINTH AMENDMENT TO LOAN AGREEMENT

       This NINTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into effective as of April 24, 2001 by and among the following parties:

            (a)  HOMELAND STORES, INC. ("Borrower"), a Delaware corporation,

            (b)  HOMELAND HOLDING CORPORATION ("Parent"), a Delaware corporation

                 (Borrower and Parent are sometimes hereinafter referred to as the "Companies" and individually as a "Company"),

            (c) SLB MARKETING, INC. ("SLB"), a Texas corporation, as a Credit Party under the Loan Agreement,

            (d) JCH BEVERAGE, INC. ("JCH"), a Texas corporation, as a Credit Party under the Loan Agreement,

            (e)  IBJ WHITEHALL BUSINESS CREDIT CORPORATION
     ("IBJ"), formerly IBJ Schroder Business Credit Corporation, the assignee of IBJ Schroder Bank & Trust Company,

            (f)  HELLER FINANCIAL, INC. ("Heller"),

            (g)  NATIONAL BANK OF CANADA ("NBC"), a Canadian chartered bank,

                 (such lenders and other financial institutions and their respective successors and assigns, individually, a "Lender" and collectively, the "Lenders"), and

            (h)  NBC, as agent for Lenders (in such capacity, the "Agent").

                                    RECITALS:


       A. Pursuant to that certain Loan Agreement, dated as of December 17, 1998, by and among Borrower, Parent, Lenders and Agent, as amended by the following:

            (1) First Amendment to Loan Agreement, dated as of April 23, 1999, by and among Borrower, Parent, Lenders and Agent;

            (2) Second Amendment to Loan Agreement, dated as of October 22, 1999, by and among Borrower, Parent, Lenders, Agent and SLB;



NINTH AMENDMENT TO LOAN AGREEMENT - Page 1


            (3) Third Amendment to Loan Agreement, dated as of November 2, 1999, by and among Borrower, Parent, Lenders, and Agent;

            (4) Fourth Amendment to Loan Agreement, dated as of November 19, 1999, by and among Borrower, Parent, Lenders, Agent, SLB, and JCH;

            (5) Fifth Amendment to Loan Agreement, dated as of February 29, 2000, by and among Borrower, Parent, Lenders, Agent, SLB, and JCH;

            (6) Sixth Amendment to Loan Agreement, dated as of April 25, 2000, by and among Borrower, Parent, Lenders, Agent, SLB, and JCH;

            (7) Seventh Amendment to Loan Agreement, dated as of December 22, 2000, by and among Borrower, Parent, Lenders, Agent, SLB, and JCH; and

            (8) Eighth Amendment to Loan Agreement, dated as of March 23, 2001, by and among Borrower, Parent, Lenders, Agent, SLB, and JCH

(as the same may be amended, renewed, extended, restated or otherwise modified from time to time, the "Loan Agreement"), Lenders agreed to provide to Borrower a senior secured revolving credit and letter of credit facility, a senior secured term loan facility, and two secured acquisition term loan facilities.

       B. Borrower and Parent have requested that Agent and Lenders amend the Loan Agreement to provide for the following:

            (a)  amend the applicable interest rate margins for the Loans;

            (b) amend financial covenants in the Loan Agreement pertaining to EBITDA, the Funded Debt-to EBITDA Ratio, and capital expenditures.

                                 AGREEMENTS:

       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1.   Terms Defined.   Unless otherwise defined in this Amendment, each
capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment).

       2.   Borrowing Base.  The definition of Borrowing Base, as set forth in
Section 1.1 of the Loan Agreement, is hereby amended to read in full as follows:



NINTH AMENDMENT TO LOAN AGREEMENT - Page 2


            "Borrowing Base" shall mean, as of any time, an amount equal to the sum of the following:

                 (a) up to fifty-six percent (56%) of the Net Amount of Eligible
            Inventory,

                 (b) up to fifty-six percent (56%) of the Net Amount of Eligible
            Pharmaceutical Inventory,

                 (c) up to eighty-five percent (85%) of the Net Amount of
            Eligible Coupons,

                 (d) up to fifty percent (50%) of the Net Amount of Eligible
            Pharmaceutical Receivables, and

                 (e) up to sixty-five percent (65%) of the Net Amount of
            Eligible Vendor Receivables,

       as determined by reference to and as set forth in the last Borrowing Base Certificate required to be delivered to the Agent and each Lender prior to such time pursuant to Section 12.1(j) hereof. Without in any way waiving or modifying Agent's right to establish reserves as provided otherwise in this Agreement, the Agent and the Lenders intend to, and shall have the right to, adjust the percentages set forth above in the event that either the appraisal prepared by Great American Appraisal & Valuations Services, LLC and presented to the Agent on April 18, 2001, any of the appraisals required by Section 12.14(c) hereof, or any further information received by Agent from appraisers indicate appraised values of the Inventory, which, in the Agent's discretion, make a reduction in such percentages appropriate, with conforming adjustments to be made to the Borrowing Base Certificate.

       The Credit Parties, Agent, and Lenders acknowledge that the Lenders intend to, and shall have the right to, adjust the percentages set forth above subsequent to the execution and delivery of this Amendment, in the event that the appraisal prepared by Great American Appraisal & Valuations Services, LLC and presented to the Agent on April 18, 2001 indicates appraised values of the Inventory, which, inthe Agent's discretion, make a reduction in such percentages appropriate.

       3. Interest Rate Increase. The definitions of Revolving Credit Base Rate Margin, Revolving Credit Eurodollar Margin, Term Loan Base Rate Margin, and Term Loan Eurodollar Margin, as set forth in Section 1.1 of the Loan Agreement, are hereby amended to read in full as follows:

            "Revolving Credit Base Rate Margin" shall mean three-quarters percent (0.75%).


NINTH AMENDMENT TO LOAN AGREEMENT - Page 3


            "Revolving Credit Eurodollar Margin" shall mean two and three-quarters percent (2.75%).

            "Term Loan Base Rate Margin" shall mean one percent (1.00%).

            "Term Loan Eurodollar Margin" shall mean three and one-quarter percent (3.25%).

       4. Suspension of Eurodollar Advances. Notwithstanding anything to the contrary contained in the Loan Agreement in general, and in Sections 2.4 and 5.2 of the Loan Agreement in particular, from and after the date hereof, and until otherwise agreed in writing by Agent, Borrower shall not be entitled or permitted to select a borrowing of a Eurodollar Advance or to convert any Base Rate Advance, or portion thereof, to a Eurodollar Advance.

       5. Establishment of Additional Reserves. Section 2.4 of the Loan Agreement is hereby amended by adding the following sentence, to read as follows:

       Further, and without limiting any of the foregoing, the Credit Parties specifically agree that the Agent may establish reserves against the Borrowing Base of Borrower in an amount equal to the amount of the Net Proceeds of any sale or disposition of an Excluded Property or any Real Property that is leased by any Credit Party, which reserves shall be in addition to any other reserves established by Agent.

       6. Proceeds of Sales of Excluded Properties. Subsection 6.1(c) of the Loan Agreement is hereby amended to read as follows:

                 (c) Borrower shall, on each date that any Credit Party receives Gross Proceeds of any sale or disposition of an Excluded Property or any Real Property that is leased by any Credit Party, prepay, as determined by Agent at the option of Agent, either

                 (i) the outstanding principal of the Advances and unreimbursed
            Letters of Credit, or

                (ii) the outstanding principal of the Term Loan Advances, in inverse order of maturity,

       in each case, as applicable, in an amount equal to 100% of the Net Proceeds of such sale or disposition; and then if no Revolving Credit Advance, unreimbursed Letter of Credit or Term Loan Advance is then outstanding, provide Letter of Credit Cash Collateral until an amount


NINTH AMENDMENT TO LOAN AGREEMENT - Page 4


       equal to the undrawn amount of all outstanding Letters of Credit has been secured by Letter of Credit Cash Collateral; and thereafter Borrower may retain the remaining Net Proceeds, if any.

       Further, and consistent with the above, clause (viii) of the definition of Collateral in Section 1.1 of the Loan Agreement is hereby amended to read as follows:

                      (viii) Real Property. All real properties owned or leased by either of the Companies, other than those real properties described on
      Schedule 1.1(C) attached to this Agreement (the "Excluded Properties"), but only so long as the Company that owns or leases an Excluded Property grants the Agent and the Lenders a negative pledge on the Excluded Properties and agrees that the net proceeds from any disposition of the Excluded Properties will be applied to the in accordance with Section 6.1(c) of this Agreement upon receipt thereof by the Companies; and

       7. Shared National Credit Program. Article 6 of the Loan Agreement is hereby amended by adding Section 6.9, to read in its entirety as follows:

                 Sec. 6.9. CONTINGENT FEE Borrower shall pay to the Agent for the account of the Lenders an annual contingent fee in the amount of $100,000 in the event that, at any time during the twelve months preceding any anniversary of the Closing Date, the annual risk rating of the Revolving Loan, the Term Loan, or any other loan hereunder, as assigned by the Federal banking examiners under the Shared National Credit Review Program, results in the Revolving Loan, the Term Loan or any other loan hereunder being classified or criticized on the basis of its evaluated ability to be repaid. The annual contingent fee will be payable at the earliest of the Maturity Date, termination of this Agreement or re-financing of this Agreement. To the extent that applicable Federal law requires the confidentiality of the results of such examinations or otherwise prohibits or restricts disclosures of such examinations, neither the Agent nor the Lenders shall be required to disclose to the Companies the results of any such examinations or risk ratings.

       8. Quarterly Reports. The introductory phrase to Subsection 12.1(a) of the Loan Agreement is hereby amended require the Borrower's quarterly reports to be furnished to the Agent and each Lender thirty (30), instead of 45, days after the close or each Fiscal Quarter of Borrower, and to read as follows:

            (a) as soon as practicable and in any event within thirty (30) days after the close of each Fiscal Quarter of each Fiscal Year of Borrower:

       9. Report on Minimum Availability. Section 12.1 of the Loan Agreement is hereby amended by adding the following clause (t), to read as follows:

            (t) not later than the next Business Day after the first (1st) and the fifteenth (15th) days of each fiscal month, a certificate dated as


NINTH AMENDMENT TO LOAN AGREEMENT - Page 5


       of the first (1st) and the fifteenth (15th) day of such month, as applicable, or, if such day is not a Business Day, then on the next following Business Day, from Borrower and signed by the chief executive officer, chief financial officer or chief accounting officer of Parent setting forth the average availability under the Revolving Credit Facility Commitment for a period of ten (10) Business Days prior to the first (1st) and the fifteenth (15th) day of each month, as applicable, or, if such day is not a Business Day, then on the next following Business Day.

       10. Borrowing Base Certificate. The form of the Borrowing Base Certificate attached to the Loan Agreement as Exhibit 12.1(j) is hereby amended and replaced by the form of the Borrowing Base Certificate attached as
Exhibit 12.1(j) to this Amendment.

       11. Inventory Audits. Subsection 12.14(c) of the Loan Agreement is hereby amended to read as follows:

            (c) At Agent's request at any time and from time to time, allow a third-party appraiser acceptable to Agent to perform an appraisal of the Inventory, copies of which shall be made available to Agent and Lenders.

       12. Real Estate Appraisals. Subsection 12.14 of the Loan Agreement is hereby amended by adding the following clause (e), to read as follows:

            (e) At Agent's request at any time, allow a third party appraiser, acceptable to the Agent in its sole discretion, and at Borrower's expense, to provide directly to the Agent and the Lenders appraisals of the Borrower's real property owned and Equipment located on such owned real estate, in form and detail acceptable to the Agent and the Lenders.

       13. Minimum EBITDA. The first sentence of Subsection 12.16(a) of the Loan Agreement is hereby amended to read as follows:

            The Companies shall not permit their EBITDA, for the four (4)- Fiscal Quarter period ending at the end of each Fiscal Quarter specified below or, if a Fiscal Year is specified below, then ending at the end of each Fiscal Quarter occurring during or at the end of the Fiscal Year indicated below, to be less than the amount indicated below for such Fiscal Year or Fiscal Quarter, as applicable:




NINTH AMENDMENT TO LOAN AGREEMENT - Page 6



               Fiscal Quarter/Fiscal Year                     Minimum EBITDA


       The fourth Fiscal Quarter of Fiscal Year 2000:	          $19,000,000


       The first, second, third and fourth Fiscal Quarters
       of Fiscal Year 2001:                                     $17,000,000


       Fiscal Quarter Year 2002 and thereafter:                 $19,000,000



       14. Funded Debt-to-EBITDA Ratio: The first sentence of Subsection 12.16(c) of the Loan Agreement is hereby amended to read as follows:

             The Companies shall not permit their Funded Debt-to-EBITDA Ratio ending at the end of each Fiscal Quarter to be greater than the ratio indicated below for such Fiscal Quarter:

                                                                  Funded
                   Fiscal Quarter                         Debt-to-EBITDA Ratio


       The fourth Fiscal Quarter of Fiscal Year 2000:           5.75 to 1.0


       The first Fiscal Quarter of Fiscal Year 2001:            6.00 to 1.0


       The second Fiscal Quarter of Fiscal Year 2001            6.00 to 1.0


       The third Fiscal Quarter of Fiscal Year 2001:            6.50 to 1.0


       The fourth Fiscal Quarter of Fiscal Year 2001            6.50 to 1.0


       The first Fiscal Quarter of Fiscal Year 2002
       and each Fiscal Quarter thereafter:                      6.50 to 1.0



       15. Minimum Availability. Section 12.16 of the Loan Agreement is hereby amended by adding the following clause (d), to read as follows:

             (d) Minimum Availability. The average availability under the Revolving Credit Facility Commitment for a period of ten (10) Business Days prior to the first (1st) and the fifteenth (15th) day of each month, or, if such day is not a Business Day, then on the next following Business Day, shall be at least One Million Dollars ($1,000,000).

       16. Capital Expenditures: Subsection 13.1(a) of the Loan Agreement is hereby amended to read as follows:



NINTH AMENDMENT TO LOAN AGREEMENT - Page 7


       The Companies shall not suffer or permit Net Capital Expenditures of the Parent and its Subsidiaries during Fiscal Year 2001 to exceed $5,000,000. Thereafter, the Companies shall not suffer or permit Net Capital Expenditures of the Parent and its Subsidiaries during any Fiscal Year to exceed the sum of (a) $13,000,000, plus (b) the Carryover Capital Expenditures Amount, if any.

       17. Amendment to Events of Default: Section 14.1(c) of the Loan Agreement is hereby amended to include Subsection 12.1(t), which is added by this Amendment, among the series of Sections listed in Section 14.1(c) as being excepted from the applicability of provisions for notice and cure, as set forth in Section 14.1(c).

       18.   Amendments, Modification and Waiver.

       (a) Amendment to Increase the Interest Rate: Clause (i) of Section 16.2(c) of the Loan Agreement is hereby amended to provide that consent of all of the Lenders to a change in the rate of interest is required only if the change is a decrease, as opposed to an increase, and to read as follows:

                 (i) extend the due date of the principal of or interest on the Revolving Loan, the Term Loan, the Acquisition Term Loan, or any other amount payable hereunder, or portion thereof, decrease the rate of interest on the Revolving Loan, the Term Loan, or portion thereof, or reduce the amount of any principal payable on the Revolving Loan, the Term Loan, or portion thereof, or reduce the fees payable to the Lenders hereunder or extend the time of payment thereof;

       (b) Amendment to Financial Covenants: Section 16.2(c) of the Loan Agreement is hereby amended to provide that consent of all of the Lenders to an amendment to the financial covenants is required, by adding the following clause
(ix) to read as follows:

             (ix) amend Section 12.16 hereof, titled "Financial Covenants."

       19. Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of the following conditions precedent:

             (a) Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Agent:

                  (i)   Amendment Documents.   This Amendment and any
             other instrument, including, document or certificate required by Agent to be executed or delivered by Borrower, Parent or any other party in connection with this Amendment or any consent granted herein, duly executed by the parties thereto (collectively, the "Amendment Documents"); and


NINTH AMENDMENT TO LOAN AGREEMENT - Page 8


                  (ii) Additional Information. Such additional documents, instruments and information as Agent or its legal counsel, Hughes & Luce, L.L.P., special counsel to Agent, and all local counsel to Agent, may reasonably request to effect the transactions contemplated hereby.

             (b) Delivery of Documents. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to Agent and its legal counsel, Hughes & Luce, L.L.P.

             (c) Amendment Fee. In consideration of the Lenders' entry into the agreements set forth in this Amendment, Borrower shall pay, and Lenders shall have received, an amendment fee in the amount of $50,000.

       20. Conditions Subsequent. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of the conditions subsequent that Agent shall have received all of the following, in form and substance satisfactory to Agent:

             (a) Availability Forecasts. Not later than not later than the next Business Day after the first (1st) and the fifteenth (15th) days of each fiscal month, a forecast of availability under the Revolving Credit Facility Commitment for the immediately following four (4) week period, in form, scope and substance reasonably satisfactory to the Agent;

             (b) Monthly Budgets. Not later than April 30, 2001, a month-by-month budget of the financial condition and results of operations of Parent and its Subsidiaries for the Fiscal Year ending December 29, 2001 (covering in any event balance sheets, statements of cash flow and of income for each quarter and calendar month); in all instances in form, scope and substance reasonably satisfactory to the Agent; and Borrower shall cause such budget to be updated from time to time as material changes in the financial condition and results of operations of Parent and its Subsidiaries necessitate and shall promptly furnish or cause to be furnished to the Agent and each Lender a copy of any such updated budget; and

             (c) Fiscal Year 2002 Budget. Not later than November 30, 2001, a preliminary Fiscal-Year budget of the financial condition and results of operations of Parent and its Subsidiaries for Fiscal Year 2002 (covering in any event balance sheets, statements of cash flow and of income for each quarter and calendar month, together with financial covenant calculations); in all instances in form, scope and substance reasonably satisfactory to the Agent.



NINTH AMENDMENT TO LOAN AGREEMENT - Page 9


       21.   Real Estate and Equipment Appraisals; Legal Review; and Consultant.

             (a) Real Estate and Equipment Appraisals. Borrower agrees that the Agent may engage a third party, acceptable to the Agent in its sole discretion, and at Borrower's expense, to provide directly to the Agent and the Lenders appraisals of the Borrower's real property owned and Equipment located on such owned real estate, in form and detail acceptable to the Agent and the Lenders.

             (b) Legal Review. Borrower agrees that the Agent may conduct a legal review at Borrower's expense.

             (c) Consultant. Borrower agrees that the Agent and the Lenders will have the right to retain a consultant to review any and all aspects of the Borrower's operations, including coordinating with and reviewing the McDonald & Co. engagement. The Borrower will agree to retain such Consultant, who shall be acceptable to the Bank Group, within 30 days of this Amendment.

       22. Default Fee. Borrower agrees to pay a "Default Fee" to Agent and the Lenders upon the occurrence of any Event of Default from and after the date of this Amendment, other than an Event of Default resulting from a failure to comply with the financial covenant in Section 12.16(d), styled "Minimum Availability". The Default Fee will be in the amount of Two Hundred Thousand Dollars ($200,000) and will be in addition to any waiver or other amendment fees that may be required.

       23. Representations and Warranties. Each Company hereby represents and warrants to Agent and Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of each Company and will not violate the corporate charter or bylaws of any Company, (b) all representations and warranties set forth in the Loan Agreement and in any other Loan Documents are true and correct, in all material respects, as if made again on and as of such date (including, without limitation, the representations and warranties previously made as of the Closing Date in the Loan Agreement),
(c) no Default or Event of Default has occurred and is continuing, and (d) the Loan Agreement (as amended by this Amendment), the Notes (as the same may be amended and restated from time to time) and the other Loan Documents are and remain legal, valid, binding and enforceable obligations of each Company, as applicable.

       24. Amendment Documents as Loan Documents. The term Loan Documents as defined in the Loan Agreement and as used in any of the Loan Documents includes, without limitation, this Amendment and each of the other Amendment Documents executed in connection herewith.

       25. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.


NINTH AMENDMENT TO LOAN AGREEMENT - Page 10


       26. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

       27. No Oral Agreements. THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) BORROWER, OR PARENT, AND (B) AGENT OR ANY LENDER.

       28. Loan Agreement Remains in Effect: No Waiver. Except as expressly provided herein, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by Agent or any Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Loan Agreement, the Loan Documents or otherwise.

       29. Ratification of Guaranties. Each of Parent and by their signature below SLB and JCH, reaffirms its respective obligations under its respective Guaranty, agrees that its respective Guaranty shall remain in full force and effect not withstanding execution of this Amendment and the Amendment Documents, and agrees that its respective Guaranty and the Loan Agreement shall continue to be legal, valid and binding obligations of such Guarantor, enforceable in accordance with the terms therein with regard to the Indebtedness.

       30. Counterclaims. EACH CREDIT PARTY DECLARES THAT SUCH CREDIT PARTY HAS NO SET-OFF, COUNTERCLAIM, DEFENSE OR OTHER CAUSES OF ACTION (TOGETHER, THE "COUNTERCLAIMS") AGAINST AGENT OR ANY LENDER ARISING OUT OF THE TRANSACTIONS EVIDENCED BY THE LOAN AGREEMENT AND THE LOAN DOCUMENTS (INCLUDING ALL AMENDMENTS THERETO) OR ANY TRANSACTIONS THAT WERE RENEWED OR EXTENDED BY THE LOAN DOCUMENTS. TO THE EXTENT ANY COUNTERCLAIMS MAY EXIST, WHETHER KNOWN OR UNKNOWN, SUCH ARE WAIVED AND RELEASED HEREBY BY EACH CREDIT PARTY. EACH CREDIT PARTY AGREES TO INDEMNIFY AND HOLD AGENT AND LENDERS HARMLESS FROM ANY AND ALL COUNTERCLAIMS THAT SUCH CREDIT PARTY OR ANY OTHER PERSON OR ENTITY CLAIMING BY, THROUGH, OR UNDER SUCH CREDIT PARTY MAY AT ANY TIME ASSERT AGAINST AGENT OR ANY LENDER.


NINTH AMENDMENT TO LOAN AGREEMENT - Page 11


       31. Fees and Expenses. Borrower agrees to pay all expenses paid or incurred by Agent in connection with this Amendment and any related documents, including but not limited to recording fees, computer fees, duplication fees, telephone and telecopier fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses of Hughes & Luce, L.L.P., counsel to Agent.

       32. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Amendment Document shall survive the execution and delivery of this Amendment and the other Amendment Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

       33. Reference to Loan Agreement. Each of the Loan Documents, including the Loan Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

       34. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

       35. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders, Borrower, Parent, SLB and JCH and their respective successors and assigns, except Borrower, Parent, SLB and JCH may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Lenders.

       36. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

                         [Signature Pages Follow]




NINTH AMENDMENT TO LOAN AGREEMENT - Page 12


       IN WITNESS WHEREOF, Borrower, Parent, SLB, JCH, Agent and Lenders have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first above written.

                                      BORROWER:

                                      HOMELAND STORES, INC.


                                      By:________________________________
                                         Wayne S. Peterson,
	                                 Senior Vice President - Finance and
                                         Chief Financial Officer and Secretary


                                      PARENT:

                                      HOMELAND HOLDING
                                      CORPORATION


                                      By:________________________________
                                         Wayne S. Peterson,
                                         Senior Vice President - Finance and
                                         Chief Financial Officer and Secretary


                                      CREDIT PARTIES:

                                      SLB MARKETING, INC.


                                      By:________________________________
                                         Wayne S. Peterson,
                                         Attorney-in-Fact

                                         JCH BEVERAGE, INC.


                                      By:________________________________
                                         Wayne S. Peterson,
                                         Attorney-in-Fact



NINTH AMENDMENT TO LOAN AGREEMENT - Page 13



                                      AGENT AND A LENDER:

                                      NATIONAL BANK OF CANADA,
                                      a Canadian chartered bank


                                      By:_______________________________
                                      Name:_____________________________
                                      Title:____________________________


                                      By:_______________________________
                                      Name:_____________________________
                                      Title:____________________________


                                      ADDITIONAL LENDERS:

                                      IBJ WHITEHALL BUSINESS CREDIT
                                      CORPORATION


                                      By: _____________________________
                                      Name:____________________________
                                      Title:___________________________


                                      HELLER FINANCIAL, INC.


                                      By:______________________________
                                      Name:____________________________
                                      Title:___________________________




NINTH AMENDMENT TO LOAN AGREEMENT - Page 14




                                EXHIBIT 12.1(j)


                      FORM OF BORROWING BASE CERTIFICATE
                               as of ______, 200_

(Capitalized terms used herein have the meanings given them in the Loan Agreement.)

A.    Determination of Borrowing Availability.

            Inventory (excluding Pharmaceutical Inventory)

      1.    (a)   Grocery
            (b)   Variety
            (c)   Meat
            (d)   S & F Beverage
            (e)   Delicatessen
            (f)   Bakery
            (g)   Produce

      2.    Total Inventory:                                   $___________

      3.    Net Amount of Eligible Inventory:                  $___________

      4.    Advance Rate                            x 56% =    $___________

            Pharmaceutical Inventory:

      5.    Total Pharmaceutical Inventory:                    $___________

      6.    Less:  Ineligible Pharmaceutical Inventory:        $___________

      7.    Net Amount of Eligible Pharmaceutical Inventory:   $___________

      8.    Advance Rate                            x 56% =    $___________

            Coupons

      9.    Total Coupons:                                     $___________
     10.    Less:  Ineligible Coupons:                         $___________

     11.    Net Amount of Eligible Coupons:                    $___________


Exhibit 12.1(j)
Form of Borrowing Base Certificate - Page 1




     12.    Advance Rate                            x 85% =    $___________

            Pharmaceutical Receivables

     13.    Total Pharmaceutical Receivables:                  $___________

     14.    Less:  Ineligible Pharmaceutical Receivables:      $___________

     15.    Net Amount of Eligible Pharmaceutical Receivables: $___________

     16.    Advance Rate                            x 50% =    $___________

            Vendor Receivables

     17.    Total Vendor Receivables:                          $___________

     18.    Less:  Ineligible Vendor Receivables:              $___________

     19.    Net Amount of Eligible Vendor Receivables:         $___________

     20.    Advance Rate                            x 65% =    $___________

     21.    Borrowing Base (Sum of Items 4, 8, 12, 16 and 20): $___________

     22.    Less:  Letter of Credit Usage:    $___________

     23.    Less:  Reserves against Receivables
            (if any):                         $___________

     24.    Less:  Reserves against Inventory
            (if any):                         $___________

     25.    Less:  Outstanding balance of Revolving
	      Credit Advances:                $___________

     26.    Availability under Borrowing
            Base:                             $___________

B.   Determination of Revolving Loan Borrowing Limit.

      1.   Revolving Credit Facility Commitment:               $37,000,000.00

      2.   Less:  Letter of Credit Usage:	               $_____________

      3.   Availability under Revolving Loan Borrowing Limit:  $_____________

      Compare A.26 to B.3 - The Advance requested may not exceed the lesser of A-26 and B.3.


Exhibit 12.1(j)
Form of Borrowing Base Certificate - Page 2



                             CERTIFICATION


      There are no other stores leased by Homeland on which the rental payments are more than thirty (30) days past due, other than those listed on the attached Schedule "A".

      Homeland hereby reaffirms the grant of a security interest in the Collateral, securing the payment, performance and observance of the Obligations to the Agent for the ratable benefit of the Lenders. All representations and warranties made by Homeland Stores, Inc. in the Mortgages, the Coupon Certificate dated as of _________, and the Pharmaceutical Receivables Certificate dated as of __________, are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof (unless any such representation or warranty speaks as of a particular date, in which case it shall be deemed repeated as of such date).

      The undersigned hereby certifies on this date as to the accuracy of the information set forth in this certificate on and as of the ____ day of __________________, 200_.


Dated:_____________, 200_           HOMELAND STORES, INC.

                                    By:	_________________________
                                    Name:________________________
                                    Title:_______________________




Certification




                              Exhibit A



                                                  Monthly         Amount of
Name of Lessor    Store No.   Store Location    Lease Payment   Past Due Payment